UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2007

Commission file number: 0-23687

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
 (Address of principal executive offices)

 (604) 331-0995
 (Issuer's telephone number)

______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

          On May 29, 2007, the Issuer convened its annual meeting, which meeting was then adjourned until Monday June 4, 2007 at 11 A.M local time. It will be held at Suite 500, 750 West Pender Street, Vancouver, B.C. The meeting was adjourned as the Issuer requires more time to establish a quorum. The Issuer's bylaws require a majority of stockholders present in person or by proxy at the annual meeting.

          The stockholders of record on April 24, 2007, the record date for the annual meeting, will continue to be the stockholders entitled to vote at the adjourned meeting. Any stockholder entitled to vote at the annual meeting who had not provided the Issuer with a proxy to date may still provide a proxy for the adjourned meeting. Any stockholder who has given or gives a proxy with respect to the annual meeting has the power to revoke the proxy at any time before the proxy is voted at the adjourned meeting. Additionally, a stockholder may attend the adjourned meeting and vote in person. Any written notice of revocation or subsequent proxy should be delivered to the Issuer at Suite 500, 750 West Pender Street, Vancouver, B.C. V6C 2T7; fax: (604) 331-1194; or to the Issuer's registrar and transfer agent, Pacific Corporate Trust Company, 3rd Floor, 510 Burrard Street, Vancouver, B.C. V6C 3B9 fax (604) 689-8144 by the last business day preceding the date of the adjourned meeting, or to the chairman of the meeting at or before the taking of the vote at the adjourned meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKGROUP INFORMATION SYSTEMS INC.

By: /s/ Susan Lovell

Susan Lovell
Chief Financial Officer
Date: May 30, 2007